EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Chad Ulansky, Chief Executive Officer and President of Diamante Minerals, Inc. (the “Registrant”), and Jennifer Irons, Chief Financial Officer of the Registrant, each hereby certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of the Registrant for the year ended July 31, 2017 (the “Report”):

(1)	fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: October 30, 2017	By:	/s/ Chad Ulansky
Chad Ulansky
Chief Executive Officer, President, Secretary, Treasurer and Director (Principal Executive Officer)

	By:	/s/ Jennifer Irons
Jennifer Irons
Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.